                                  EXHIBIT 3.(i)

                          CERTIFICATE OF INCORPORATION
                             OF A STOCK CORPORATION

         FIRST:   The name of this corporation is: SECURITY FINANCIAL CORP.

         SECOND: Its registered office in the State of Delaware is to be located at 212 BANK OF DELAWARE BUILDING, in the city of DOVER, County of KENT, 19903-0841. The registered agent in charge thereof is AGENTS FOR DELAWARE CORPORATIONS, INC.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: Total number of shares which the Corporation is authorized to have shall be one million five-hundred thousand (1,500,000) shares of common stock, no par value.

         FIFTH: The name and mailing address of the incorporator is as follows:
Richard L. Boyce, 3178 Republic Blvd. N., Suite 2, Toledo, Ohio, 43615.

         SIXTH: In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination Transaction or a proposal by another Person or Persons to make a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the competence, experience, and integrity of the acquiring Person or Persons and its or their management.

         Therefore, the affirmative vote of the holders of not less than seventy-five percent (75%) of the Voting Stock shall be required for the approval or authorization of any Business Combination Transactions with a Related Person, or any Business Combination Transaction in which a Related Person has an interest (except proportionately as a stockholder); provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable if (i) the Continuing Directors, who at the time constitute at least a majority of the entire Board of Directors of the Corporation, have expressly approved the Business Combination Transaction by at least a two-thirds (2/3) vote of such Continuing Directors, or (ii) all of the following conditions are satisfied:

                  (A) The Business Combination Transaction is a merger or consolidation and cash or fair market value of property, securities or other consideration to be received per share by holders of Common Stock of the Corporation (other than such Related Person) in the Business Combination Transaction is at least equal in value to such Related Person's Highest Purchase Price;

                  (B) After such Related Person has become the Beneficial Owner of not less than ten percent (10%) of the Voting Stock of the Corporation and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (i) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or (ii) as a result of a pro rata stock dividend or stock split; and

                  (C) Prior to the consummation of such Business Combination Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (except proportionately as a shareholder) of any loan, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, or (ii) caused any material change in the Corporation's business or equity capital structure, including the issuance of shares of capital stock of the Corporation to any third party.

For The Purposes of This Article

         (i) The term "Business Combination Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of a Corporation, (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition by the Corporation or a subsidiary of the Corporation of any Corporation, (e) any recapitalization or reclassification of the Corporation's securities (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person, (f) any liquidation, spin-off, split-up, or dissolution of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination Transaction.

         (ii) The term "Related Person" shall (a) mean and include any individual, corporation, Partnership, group, association or other person or entity which, together with its Affiliates and the Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting stock of the Corporation,
(x) at the time the definitive agreement providing for the Business Combination Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Combination Transaction was adopted by the Board of Directors of the Corporation, or (z) as of the record date for the determination of Stockholders entitled to notice of and to vote on, or consent to, the Business Combination Transaction, and (b) shall mean and include any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a wholly owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

         (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on March 1, 1984; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding upon exercise of the rights, warrants or options, or otherwise, shall be beneficial owner of such Voting Stock.

         (iv) The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation within two years prior to the date such Related Person became the Beneficial Owner of not less than ten percent (10%) of the Voting Stock; and if such stock is not listed on any principal exchange, the highest closing bid quotation with respect to a share of stock during the thirty (30) day period preceding the date in question -- or if no quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith.

         (v) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article as one class; provided, however, that if the Corporation has shares of Voting Stock entitled to more or less than one (1) vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

         (vi) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation prior to the time such Related Person became a Related Person or who subsequently became a director of the Corporation and whose election, or nomination for election by the Corporation's stockholder, was approved by a vote of at least three-quarters (3/4) of the Continuing Directors then of the Board.

         SEVENTH: The Corporation shall eliminate the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of his fiduciary duty as a director. This Article Seventh shall not apply and shall not eliminate personal liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for illegal distribution of dividends; (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: The business and affairs of the Corporation shall be managed by the Board of Directors, the directors being elected and appointed as required by the Bylaws of the Corporation.

         NINTH: The Corporation reserves the right to amend and repeal all provisions contained in this Certificate of Incorporation by a vote of stockholders; the amendment or repeal of all articles except Article Sixth requiring the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation, Article Sixth requiring the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting stock of the Corporation.

         I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 17th day of November, 1987.


                                                 /s/ Richard L. Boyce
                                                 -------------------------------
                                                 Richard L. Boyce, Incorporator